CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports dated January 31, 2001 incorporated by reference and included in this Form 10-K, into Snap-on Incorporated's previously filed Registration Statement File Nos. 2-53663, 2-53578, 33-7471, 33-22417, 33-37924, 33-39660, 33-57898,
33-55607, 33-58939, 33-58943, 333-14769, 333-21277, 333-21285 and 333-41359. It
should be noted that we have not audited any financial statements of Snap-on Incorporated subsequent to December 30, 2000 or performed any audit procedures subsequent to the date of our report.


                                          /s/ Arthur Andersen LLP

                                          ARTHUR ANDERSEN LLP

Chicago, Illinois
March 19, 2001